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Exhibit 10.4.1


                             TERM PROMISSORY NOTE

     $500,000.00                                      Downsview, Ontario, Canada
                                                                   June 24, 1999

               FOR VALUE RECEIVED, Arnold S. Tenney, an individual currently residing at 122 Old Forest Hill Road, Toronto, Ontario,
     Canada M5P 2R9 ("Borrower"), hereby promises to pay to the order of Ballantyne of Omaha, Inc., a Delaware corporation ("Payee"), at
     4350 McKinley Street, Omaha, Nebraska 68112 or at such other address as may hereafter be designated in writing by Payee, the principal amount of Five Hundred Thousand Dollars ($500,000.00), together with interest on the unpaid balance of such principal amount as provided below.

               1. PAYMENT OF PRINCIPAL. Unless prepaid in full on an earlier date in accordance with Section 3 hereof, the entire principal balance outstanding under this Term promissory note ("Note") shall be paid on the First (1st) anniversary date of this Note.

               2. PAYMENT OF INTEREST. (a) Interest on the unpaid principal amount hereof shall accrue from and including the date hereof to but excluding the date of repayment at the rate of one percent (1%) above the interest rate in effect from time to time under Payee's credit facility with Norwest Bank Nebraska, N.A. Interest shall be paid monthly in arrears commencing on the first (1st) Business Day (as hereinafter defined) of the month immediately succeeding the month in which this Note is made and on the maturity date of this Note (whether by acceleration or otherwise). All calculations of interest under this Note shall be made on the basis of the actual number of days elapsed in a 365-day year. For purposes of this Note, the term "Business Day" means any day of the year other than a Saturday, Sunday or a holiday on which banks are required or authorized by law to close in Nebraska or Ontario, Canada.

                    (b) Borrower shall pay to Payee interest on (i) overdue principal, (ii) to the extent permitted by applicable law, overdue interest and (iii) any other amounts payable by Borrower hereunder which are overdue at the rate of twelve percent (12%) per annum and such interest shall be payable upon written demand of Payee.

                    (c) In no event shall the interest rate for this Note exceed the maximum rate permitted by law, PROVIDED that the interest rate payable pursuant to this Note shall be at all times the lower of the (i) relevant interest rate stated in this Note or (ii) maximum interest rate permitted under applicable law. In the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of such other amounts due hereunder and, if such other amounts than outstanding are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Borrower and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof and (iii) spread the total amount of interest throughout the period during which any principal of this Loan remains outstanding so that the interest rate is uniform throughout the period during which any principal of this Loan remains outstanding.

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               3.  PREPAYMENTS.  Borrower may, at his option, at any time prepay the outstanding balance of this Note in whole or part. All prepayments of principal hereunder, whether voluntary or otherwise (including, but not limited to, prepayment following acceleration of indebtedness evidenced by this Note upon the occurrence of an Event of Default (as hereinafter defined)), shall be accompanied by accrued interest on the amount prepaid.

               4. DETERMINATION OF AMOUNTS. The unpaid principal amount hereof, the interest rate applicable to such principal amount and the unpaid amount of all other obligations contained herein shall at all times be ascertained from the records of Payee, which records shall be conclusive absent manifest error.

               5. MANNER OF PAYMENT. All payments of amounts due hereunder shall be made by check to Payee at the address referred to above on the day when due. All such payments shall be made in lawful money of the United States of America. Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest on such amount.

               6. EVENTS OF DEFAULT. For purposes of this Note, the term "Event of Default" means any one or more of the following events:

                   (i) PAYMENT DEFAULT. Borrower fails to make any payment of interest or principal under this Note within five (5) Business Days after the same shall have become due and payable, whether at the due date thereof or by acceleration or otherwise;

                   (ii) BANKRUPTCY OF BORROWER. Any proceeding, voluntary or involuntary, is commenced, or an order or petition is issued, respecting Borrower pursuant to any statute relating to bankruptcy, insolvency, or reorganization or readjustment of debts including, without limitation, any proceeding, proposal, notice of intention to make a proposal, order, consent or petition under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or any similar legislation in any other jurisdiction.

                   (iii) BANKRUPTCY OF ARC INTERNATIONAL CORPORATION.
     Any proceeding, voluntary or involuntary, is commenced, or an order or petition is issued, respecting ARC International Corporation, an Ontario, Canada corporation ("ARC"), pursuant to any statute relating to bankruptcy, insolvency, reorganization or readjustment of debts, liquidation, winding-up or dissolution including, without limitation, any proceeding, proposal, notice of intention to make a proposal, order, consent or petition under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code, the Company Creditors Arrangement Act (Canada), the Winding-up Act (Canada) or any similar legislation in any other jurisdiction.

                   (iv) DEFAULT UNDER LETTER AGREEMENT. Borrower or ARC defaults in the performance or observance of any term, condition or covenant contained in that certain letter agreement dated April 14, 1999 among ARC, Borrower and Payee.

               7. ACCELERATION. Upon the occurrence of any Event of Default described in (A) clauses (i) and (iv) of Section 6 hereof, Payee may declare, at any time (unless all Events of Default shall theretofore have been remedied or waived) upon delivery of written notice to Borrower, the unpaid principal amount of any portion or all of this Note, all interest accrued thereon and all other amounts owing by Borrower to Payee hereunder to be immediately due and payable and
     (B) clauses (ii) and (iii) of Section 6 hereof, without further action by Payee, the unpaid principal amount of this Note, all interest accrued thereon and all other amounts owing by Borrower to Payee hereunder shall be immediately due and payable.

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               8.  APPLICATION OF PAYMENTS.  All payments hereunder shall be applied first to costs and expenses of collection, if any, then to accrued interest and then to the principal balance hereof.

               9. WAIVER. Borrower hereby waives diligence, presentment, protest and demand, and notice of protest, demand, dishonor, nonpayment and/or maturity, and all other demands or notices of any sort whatsoever with respect hereto, and agrees to pay all costs of collection, including reasonable attorneys fees, which may be incurred in the collection of this Note or any portion thereof.

               10. SEVERABILITY. If any provision of this Note, for any reason or to any extent, shall be invalid or unenforceable, the remainder of this Note shall not be affected thereby, but instead shall be valid and enforceable to the maximum extent permitted by law.

               11. AMENDMENTS. This Note may not be amended or modified except by an instrument in writing signed by the party against whom enforcement of such amendment or modification is sought.

               12. ASSIGNMENT AND REMEDIES. This Note shall bind Borrower and his successors and assigns; PROVIDED, HOWEVER, that Borrower shall not transfer any of his obligations hereunder without the express prior written consent of Payee, and any purported transfer in violation of this proviso shall be void AB INITIO. This Note shall inure to the benefit of Payee and its transferees, successors and assigns. The rights and remedies of Payee hereunder are cumulative and not exclusive of any other rights or remedies it may have hereunder, pursuant to other agreements or instruments or otherwise, or at law or in equity.

               13. APPLICABLE LAW, VENUE AND JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD FOR ITS CONFLICT OF LAWS RULES. Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for Nebraska and of any Nebraska State court located in the County of Douglas, Nebraska for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any proceeding brought in such a court has been brought in an inconvenient forum. BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, Borrower has duly executed this note on the date first above written.


                                                 ARNOLD S. TENNEY


                                                 /s/ Arnold S. Tenney
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